UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 1, 2016, EXCO Resources, Inc. (the “Company”) entered into a limited consent (the “Fall Limited Consent”) by and among the Company, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders (the “Lenders”) party to the Company’s Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders agreed to, among other things, postpone the scheduled redetermination of the borrowing base under the Credit Agreement (the “Borrowing Base”) from September 1, 2016 to November 1, 2016. Under the Fall Limited Consent, the aggregate commitments were temporarily reduced to $300 million; provided that the existing Borrowing Base of $325 million was permitted to be used for purposes of calculating the Consolidated Current Ratio (as defined in the Credit Agreement) for the fiscal quarter ending September 30, 2016.

On December 30, 2016, the Company entered into a limited consent by and among the Company, certain of its subsidiaries, as guarantors, the Administrative Agent, and the Lenders party to the Credit Agreement (the “Winter Limited Consent”). Pursuant to the Winter Limited Consent, the Administrative Agent and the Lenders agreed to, among other things, further postpone the scheduled redetermination of the Borrowing Base from November 1, 2016 to February 1, 2017. Under the Winter Limited Consent, the aggregate commitments under the Credit Agreement were temporarily reduced to $285 million; provided that the Company is permitted to use the Aggregate Unused Commitments (as defined in the Credit Agreement) for purposes of calculating the Consolidated Current Ratio for each of the fiscal quarters ending on September 30, 2016 and December 31, 2016. As of December 30, 2016, the Company had approximately $228.6 million drawn under the Credit Agreement.

The foregoing description of the Fall Limited Consent is a summary and is qualified in its entirety by the full text of the Fall Limited Consent, a copy of which is attached as Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and was filed with the Securities and Exchange Commission on November 2, 2016. The foregoing description of the Winter Limited Consent is a summary and is qualified in its entirety by the full text of the Winter Limited Consent, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 1.01 concerning the amount that the Company had drawn under its Credit Agreement as of December 30, 2016 is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Limited Consent, dated as of December 30, 2016, among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: January 6, 2017	By:	/s/ Heather Lamparter
	Name:	Heather Lamparter
	Title:	Assistant General Counsel, acting General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Consent, dated as of December 30, 2016, among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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